Exhibit 99.1

KELLY SERVICES® REPORTS 1st QUARTER 2012 RESULTS

TROY, MI (May 9, 2012) — Kelly Services, Inc. (NASDAQ: KELYA) (NASDAQ: KELYB), a leader in providing workforce solutions, today announced results for the first quarter 2012.

Carl T. Camden, President and Chief Executive Officer, announced revenue for the first quarter of 2012 totaled $1.4 billion, a 1% increase compared to the corresponding quarter in 2011.

Earnings from continuing operations for the first quarter of 2012 totaled $9.2 million, compared to $1.1 million reported for the first quarter of 2011.

Diluted earnings per share from continuing operations in the first quarter of 2012 were $0.24 compared to $0.03 per share in the first quarter 2011.

Commenting on the first quarter results, Camden stated, “We are pleased to report solid quarterly performance in spite of the economic challenges that continue to test the sustainability of this recovery. By staying focused on our strategy, we were able to leverage a leaner cost structure, improve our gross profit rate, and increase earnings.”

Camden added that Kelly has strengthened its competitive position this cycle and is focused on building shareholder value and increasing profit levels. “We remain committed to meeting our customers’ needs for flexible, innovative solutions for managing their workforce across the full spectrum of talent – from traditional staffing to professional and technical specialties, to outsourcing and consulting programs,” he said.

Kelly also reported that on May 8, its board of directors declared a dividend of $0.05 per share. The dividend is payable June 4, 2012 to shareholders of record as of the close of business on May 21, 2012.

In conjunction with its first quarter earnings release, Kelly Services, Inc. will host a conference call at 9:00 a.m. (ET) on May 9, to review the results and answer questions. The call may be accessed in one of the following ways:

Via the Telephone:

U.S.	1 800 288-9626
International	1 651 291-5254

The pass code is Kelly Services

Via the Internet:

The call is also available via the internet through the Kelly Services website:

www.kellyservices.com

This release contains statements that are forward looking in nature and accordingly, are subject to risks and uncertainties. These factors include, but are not limited to, competitive market pressures including pricing, changing market and economic conditions, our ability to achieve our business strategy, including our ability to successfully expand into new markets and service lines, material changes in demand from or loss of large corporate customers, impairment charges triggered by adverse industry or market developments, unexpected termination of customer contracts, availability of temporary workers with appropriate skills required by customers, liabilities for employment-related claims and losses, including class action lawsuits and collective actions, liability for improper disclosure of sensitive or private employee information, unexpected changes in claim trends on workers’ compensation and benefit plans, our ability to maintain specified financial covenants in our bank facilities, our ability to access credit markets and continued availability of financing for funding working capital, our ability to sustain critical business applications through our key data centers, our ability to effectively implement and manage our information technology programs, our ability to retain the services of our senior management, local management and field personnel, the impact of changes in laws and regulations (including federal, state and international tax laws and the expiration of the U.S. work opportunity credit program), the net financial impact of recent U.S. healthcare legislation on our business, risks associated with conducting business in foreign countries, including foreign currency fluctuations, and other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. Actual results may differ materially from any forward looking statements contained herein, and we have no intention to update these statements.

About Kelly Services®

Kelly Services, Inc. (NASDAQ: KELYA, KELYB) is a leader in providing workforce solutions. Kelly® offers a comprehensive array of outsourcing and consulting services as well as world-class staffing on a temporary, temporary-to-hire and direct-hire basis. Serving clients around the globe, Kelly provides employment to more than 550,000 employees annually. Revenue in 2011 was $5.6 billion. Visit www.kellyservices.com and connect with us on Facebook, LinkedIn, & Twitter. Click to download The Talent Project, our free iPad app.

# # #

ANALYST CONTACT:	MEDIA CONTACT:
James Polehna	Jane Stehney
(248) 244-4586	(248) 244-5630
james_polehna@kellyservices.com	jane_stehney@kellyservices.com

KELLY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE 13 WEEKS ENDED APRIL 1, 2012 AND APRIL 3, 2011

(UNAUDITED)

(In millions of dollars except per share data)

	2012	2011	Change		% Change
Revenue from services	$1,354.8	$1,339.1	$15.7		1.2%

Cost of services	1,131.1	1,127.9	3.2		0.3

Gross profit	223.7	211.2	12.5		5.9

Selling, general and administrative expenses	209.0	209.6	(0.6)		(0.3)

Earnings from operations	14.7	1.6	13.1		NM

Other expense, net	(0.6)	(0.4)	(0.2)		(37.5)

Earnings from continuing operations before taxes	14.1	1.2	12.9		NM

Income taxes	4.9	0.1	4.8		NM

Earnings from continuing operations	9.2	1.1	8.1		NM

Earnings from discontinued operations, net of tax	0.4	—	0.4		NM

Net earnings	$9.6	$1.1	$8.5		NM	%

Basic earnings per share on common stock
Earnings from continuing operations	$0.24	$0.03	$0.21		NM	%
Earnings from discontinued operations	0.01	—	0.01		NM
Net earnings	0.26	0.03	0.23		NM

Diluted earnings per share on common stock
Earnings from continuing operations	$0.24	$0.03	$0.21		NM	%
Earnings from discontinued operations	0.01	—	0.01		NM
Net earnings	0.26	0.03	0.23		NM

STATISTICS:

Gross profit rate	16.5%	15.8%	0.7	pts.

Selling, general and administrative expenses:
% of revenue	15.4	15.7	(0.3)
% of gross profit	93.4	99.2	(5.8)

% Return:
Earnings from operations	1.1	0.1	1.0
Earnings from continuing operations before taxes	1.0	0.1	0.9
Earnings from continuing operations	0.7	0.1	0.6
Net earnings	0.7	0.1	0.6

Effective income tax rate	34.6%	4.5%	30.1	pts.

Average number of shares outstanding (millions):
Basic	36.9	36.7
Diluted	36.9	36.7

Shares adjusted for nonvested restricted awards (millions):
Basic	37.8	37.4
Diluted	37.8	37.4

KELLY SERVICES, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS BY SEGMENT

(UNAUDITED)

(In millions of dollars)

	First Quarter
					Constant
					Currency
	2012	2011	Change		Change
Americas Commercial
Revenue from services (including fee-based income)	$669.3	$653.3	2.4%		3.0%
Fee-based income	3.5	2.8	24.7		25.8
Gross profit	98.0	92.0	6.4		7.0

Gross profit rate	14.6%	14.1%	0.5	pts.

Americas PT
Revenue from services (including fee-based income)	$250.1	$240.6	4.0%		4.1%
Fee-based income	3.4	2.8	23.6		23.7
Gross profit	40.2	36.0	11.6		11.7

Gross profit rate	16.1%	15.0%	1.1	pts.

Total Americas
Revenue from services (including fee-based income)	$919.4	$893.9	2.9%		3.3%
Fee-based income	6.9	5.6	24.1		24.8
Gross profit	138.2	128.0	7.9		8.3
Total SG&A expenses	102.9	102.8	0.1		0.5
Earnings from operations	35.3	25.2	39.8

Gross profit rate	15.0%	14.3%	0.7	pts.
Expense rates:
% of revenue	11.2	11.5	(0.3)
% of gross profit	74.5	80.3	(5.8)
Operating margin	3.8	2.8	1.0

EMEA Commercial
Revenue from services (including fee-based income)	$213.0	$231.5	(8.0)%		(5.7)%
Fee-based income	6.1	5.8	6.1		9.1
Gross profit	33.5	37.2	(10.0)		(7.7)

Gross profit rate	15.7%	16.1%	(0.4	) pts.

EMEA PT
Revenue from services (including fee-based income)	$42.2	$41.4	2.0%		4.7%
Fee-based income	4.6	4.4	4.0		6.7
Gross profit	11.3	11.0	2.7		5.5

Gross profit rate	26.8%	26.6%	0.2	pts.

Total EMEA
Revenue from services (including fee-based income)	$255.2	$272.9	(6.5)%		(4.1)%
Fee-based income	10.7	10.2	5.2		8.0
Gross profit	44.8	48.2	(7.1)		(4.6)
SG&A expenses excluding restructuring charges	44.5	45.9	(3.3)
Restructuring charges	—	4.0	(100.0)
Total SG&A expenses	44.5	49.9	(11.0)		(8.9)
Earnings from operations	0.3	(1.7)	NM
Earnings from operations excluding restructuring charges	0.3	2.3	(83.4)

Gross profit rate	17.6%	17.7%	(0.1	) pts.
Expense rates (excluding restructuring charges):
% of revenue	17.4	16.8	0.6
% of gross profit	99.2	95.3	3.9
Operating margin (excluding restructuring charges)	0.1	0.8	(0.7)

KELLY SERVICES, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS BY SEGMENT

(UNAUDITED)

(In millions of dollars)

	First Quarter
					Constant
					Currency
	2012	2011	Change		Change
APAC Commercial
Revenue from services (including fee-based income)	$88.3	$99.7	(11.4)%		(12.9)%
Fee-based income	3.3	3.5	(5.0)		(6.2)
Gross profit	13.1	13.5	(3.1)		(5.4)

Gross profit rate	14.8%	13.5%	1.3	pts.

APAC PT
Revenue from services (including fee-based income)	$12.8	$11.5	12.0%		10.3%
Fee-based income	4.0	3.8	3.9		1.5
Gross profit	5.2	5.0	3.9		1.6

Gross profit rate	40.5%	43.7%	(3.2	) pts.

Total APAC
Revenue from services (including fee-based income)	$101.1	$111.2	(9.0)%		(10.5)%
Fee-based income	7.3	7.3	(0.4)		(2.2)
Gross profit	18.3	18.5	(1.2)		(3.5)
Total SG&A expenses	19.7	19.0	3.3		1.0
Earnings from operations	(1.4)	(0.5)	(158.7)

Gross profit rate	18.1%	16.6%	1.5	pts.
Expense rates:
% of revenue	19.4	17.1	2.3
% of gross profit	107.6	102.9	4.7
Operating margin	(1.4)	(0.5)	(0.9)

OCG
Revenue from services (including fee-based income)	$86.7	$68.2	27.1%		27.5%
Fee-based income	11.6	8.7	33.6		34.2
Gross profit	23.1	17.0	35.6		36.3
Total SG&A expenses	22.6	19.4	16.5		16.8
Earnings from operations	0.5	(2.4)	NM

Gross profit rate	26.7%	25.0%	1.7	pts.
Expense rates:
% of revenue	26.1	28.5	(2.4)
% of gross profit	97.8	113.9	(16.1)
Operating margin	0.6	(3.5)	4.1

KELLY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In millions of dollars)

	April 1, 2012	January 1, 2012	April 3, 2011
Current Assets
Cash and equivalents	$88.3	$81.0	$59.8
Trade accounts receivable, less allowances of $12.9, $13.4 and $13.2, respectively	977.9	944.9	875.8
Prepaid expenses and other current assets	64.2	50.6	68.4
Deferred taxes	34.3	38.2	17.4

Total current assets	1,164.7	1,114.7	1,021.4

Property and Equipment, Net	90.3	90.6	99.5

Noncurrent Deferred Taxes	96.4	94.1	83.9

Goodwill, Net	89.8	90.2	67.3

Other Assets	165.5	152.1	154.9

Total Assets	$1,606.7	$1,541.7	$1,427.0

Current Liabilities
Short-term borrowings	$94.7	$96.3	$65.4
Accounts payable and accrued liabilities	275.7	237.2	207.3
Accrued payroll and related taxes	273.8	271.4	270.9
Accrued insurance	30.5	31.5	31.5
Income and other taxes	61.1	61.3	61.7

Total current liabilities	735.8	697.7	636.8

Noncurrent Liabilities
Accrued insurance	51.8	53.5	54.1
Accrued retirement benefits	101.5	91.1	90.2
Other long-term liabilities	24.6	23.7	14.2

Total noncurrent liabilities	177.9	168.3	158.5

Stockholders’ Equity
Common stock	40.1	40.1	40.1
Treasury stock	(66.6)	(66.9)	(70.8)
Paid-in capital	29.8	28.8	29.3
Earnings invested in the business	665.2	657.5	598.7
Accumulated other comprehensive income	24.5	16.2	34.4

Total stockholders’ equity	693.0	675.7	631.7

Total Liabilities and Stockholders’ Equity	$1,606.7	$1,541.7	$1,427.0

STATISTICS:
Working Capital	$428.9	$417.0	$384.6
Current Ratio	1.6	1.6	1.6
Debt-to-capital %	12.0%	12.5%	9.4%
Global Days Sales Outstanding	54	52	52

KELLY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE 13 WEEKS ENDED APRIL 1, 2012 AND APRIL 3, 2011

(UNAUDITED)

(In millions of dollars)

	2012	2011
Cash flows from operating activities
Net earnings	$9.6	$1.1
Noncash adjustments:
Depreciation and amortization	5.7	8.3
Provision for bad debts	0.2	1.2
Stock-based compensation	1.4	1.4
Other, net	—	(0.1)
Changes in operating assets and liabilities	(3.5)	(16.9)

Net cash from operating activities	13.4	(5.0)

Cash flows from investing activities
Capital expenditures	(4.0)	(2.5)
Other investing activities	(0.4)	—

Net cash from investing activities	(4.4)	(2.5)

Cash flows from financing activities
Net change in short-term borrowings	(2.3)	48.3
Repayment of debt	—	(62.9)
Dividend payments	(1.9)	—
Other financing activities	—	(1.0)

Net cash from financing activities	(4.2)	(15.6)

Effect of exchange rates on cash and equivalents	2.5	2.4

Net change in cash and equivalents	7.3	(20.7)
Cash and equivalents at beginning of period	81.0	80.5

Cash and equivalents at end of period	$88.3	$59.8

KELLY SERVICES, INC. AND SUBSIDIARIES

REVENUE FROM SERVICES

(UNAUDITED)

(In millions of dollars)

	First Quarter (Commercial, PT and OCG)
			% Change
				Constant
	2012	2011	US$	Currency
Americas
United States	$858.5	$839.7	2.2%	2.2%
Canada	59.5	59.4	0.2	1.8
Puerto Rico	25.9	22.1	17.3	17.3
Mexico	25.5	25.1	1.5	8.9
Brazil	18.0	—	NM	NM

Total Americas	987.4	946.3	4.3	4.8

EMEA
France	62.8	70.0	(10.3)	(6.3)
Switzerland	53.6	47.2	13.4	11.1
Russia	33.6	34.2	(1.7)	1.3
United Kingdom	27.7	31.1	(10.9)	(9.1)
Germany	18.7	20.3	(7.9)	(3.8)
Portugal	18.2	20.6	(11.8)	(7.8)
Norway	16.5	15.1	8.8	10.2
Italy	16.3	16.6	(1.8)	2.6
Other	15.6	23.2	(32.7)	(29.0)

Total EMEA	263.0	278.3	(5.5)	(3.1)

APAC
Australia	33.9	36.4	(7.1)	(11.4)
Singapore	24.2	26.1	(7.2)	(8.1)
Malaysia	17.8	17.6	1.3	1.7
New Zealand	13.1	11.5	15.0	6.2
India	9.5	17.6	(46.1)	(40.2)
Other	5.9	5.3	11.3	11.1

Total APAC	104.4	114.5	(8.7)	(10.3)

Total Kelly Services, Inc.	$1,354.8	$1,339.1	1.2%	1.9%

KELLY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(UNAUDITED)

(In millions of dollars except per share data)

	First Quarter
	2012	2011
Pretax earnings from operations	$14.7	$1.6

Restructuring charges (Note 1)	—	4.0

Earnings from operations excluding restructuring charges	$14.7	$5.6

	First Quarter
	2012		2011
	Amount	Per Share	Amount	Per Share
Earnings from continuing operations	$9.2	$0.24	$1.1	$0.03

Restructuring charges, net of taxes (Note 1)	—	—	4.0	0.11

Earnings from continuing operations excluding restructuring charges, net of taxes	$9.2	$0.24	$5.1	$0.14

KELLY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(UNAUDITED)

Management believes that the non-GAAP (Generally Accepted Accounting Principles) information excluding the restructuring charges is useful to understand the Company's fiscal 2012 financial performance and increases comparability. Specifically, Management believes that excluding this item allows for a more meaningful comparison of current period operating performance with the operating results of prior periods. These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company's financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company's financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

(1) Restructuring costs relate primarily to revisions of the estimated lease termination costs for EMEA Commercial branches that closed in prior years.